UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 12, 2020
EXAGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39049	20-0434866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1261 Liberty Way, Suite C
Vista, CA 92081
(Address of principal executive offices) (Zip Code)
(760) 560-1501
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XGN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Entry into New Lease
On March 17, 2020, Exagen Inc. (the “Company”) entered into a Standard Industrial/Commercial Multi-Tenant Lease with RGS Properties (the “1261 Suite A Lease”), pursuant to which the Company has agreed to lease additional office space located at 1261 Liberty Way, Suite A, Vista, CA 92081. The 1261 Suite A Lease provides for approximately 13,254 of additional office space attached to the Company’s existing headquarters. The 1261 Suite A Lease will commence on May 1, 2020. The initial term of the 1261 Suite A Lease is five years and nine months, expiring on January 31, 2026.
The 1261 Suite A Lease provides for monthly base rent of $12,724 beginning May 1, 2020, which amount shall increase 3% annually beginning on February 1, 2022. The Company is entitled to base rent abatement for a specified period beginning on July 1, 2020. In addition to the monthly base rent, the Company is responsible for its proportionate shares of certain common area operating expenses in accordance with the terms of the 1261 Suite A Lease. RGS Properties will maintain a security deposit in the amount of $14,321.
The 1261 Suite A Lease contains customary representations, warranties, covenants, indemnification provisions, default provisions, and termination provisions for a lease of this nature.
The foregoing description of the 1261 Suite A Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the 1261 Suite A Lease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K to be filed for the fiscal year ending December 31, 2019.
Extension of Existing Lease Agreements
On March 12, 2020, the Company entered into an Extension of Lease (the “1221 Lease Extension”) with Liberty Vista to amend the Standard Industrial/Commercial Single-Tenant Lease, dated September 4, 2014, by and between Geiger Court, LLC (later assigned to Liberty Vista) and the Company (the “1221 Lease”), relating to office space located at 1221 Liberty Way, Vista, CA 92081, which is located adjacent to the Company’s headquarters. The 1221 Lease Extension extends to the term of the 1221 Lease from February 1, 2021, until its new expiration on January 31, 2026. The 1221 Lease Extension provides that the base monthly rent for the leased space shall be $19,000, for the 12-month period beginning February 1, 2021, which amount shall increase by $600 on a monthly basis each additional 12-month period until its expiration. The Company is entitled to base rent abatement for a specified period beginning on April 1, 2020. In addition, the 1221 Lease Extension added an option for the Company to extend the term of the lease for one five year period at the then prevailing fair market value for base monthly rent, commencing when the prior term expires.
In addition, on March 16, 2020, the Company entered into the Fourth Addendum (the “1261 Suite B/C Lease Extension”) to the Standard Industrial/Commercial Multi-Tenant Lease, dated January 13, 2012, by and between RGS Properties and the Company (the “1261 Suite B/C Lease”), relating to the Company’s headquarters. The 1261 Suite B/C Lease Extension extends to the term of the 1261 Suite B/C Lease from April 1, 2020, until its new expiration on January 31, 2026. The 1261 Suite B/C Lease Extension provides that the base monthly rent for the leased space shall be $16,308.57, for the 10-month period beginning April 1, 2020, which amount shall increase to $17,325 on February 1, 2021, and shall increase 3% annually thereafter. In addition, the 1261 Suite B/C Lease Extension added an option for the Company to extend the term of the lease for one five year period at the then prevailing fair market value for base monthly rent, commencing when the prior term expires.
The foregoing description of the 1221 Lease Extension and the 1261 Suite B/C Lease Extension do not purport to be complete and are qualified in their entirety by reference to the full text of the 1221 Lease Extension and the 1261 Suite B/C Lease Extension, which will be filed as exhibits to the Company’s Annual Report on Form 10-K to be filed for the fiscal year ending December 31, 2019.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAGEN INC.

Date: March 18, 2020	By:	/s/ Kamal Adawi
Kamal Adawi
Chief Financial Officer